Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114
(316) 283-6500

PARK AEROSPACE CORP. REPORTS THIRD QUARTER RESULTS

Newton, Kansas, Tuesday, January 13, 2026…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2026 fiscal year third quarter ended November 30, 2025. The Company will conduct a conference call to discuss its financial results and other matters at 5:00 p.m. EST today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/tt72ics7 at 5:00 p.m. EST today. The presentation materials will also be available at approximately 4:15 p.m. EST today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $17,333,000 for the 2026 fiscal year third quarter ended November 30, 2025 compared to $14,408,000 for the 2025 fiscal year third quarter ended December 1, 2024 and $16,381,000 for the 2026 fiscal year second quarter ended August 31, 2025. Park’s net sales for the nine months ended November 30, 2025 were $49,114,000 compared to $45,087,000 for the nine months ended December 1, 2024. Net earnings for the 2026 fiscal year third quarter were $2,950,000 compared to $1,577,000 for the 2025 fiscal year third quarter and $2,404,000 for the 2026 fiscal year second quarter. Net earnings were $7,434,000 for the current year’s first nine months compared to $4,636,000 for last year’s first nine months.

Net earnings before special items for the 2026 fiscal year third quarter were $2,950,000 compared to $1,577,000 for the 2025 fiscal year third quarter and $2,404,000 for the 2026 fiscal year second quarter. Net earnings before special items for the nine months ended November 30, 2025 were $7,434,000 compared to $5,450,000 for last fiscal year’s first nine months.

Adjusted EBITDA for the 2026 fiscal year third quarter was $4,226,000 compared to $2,415,000 for the 2025 fiscal year third quarter and $3,401,000 for the 2026 fiscal year second quarter. Adjusted EBITDA for the current fiscal year’s first nine months was $10,590,000 compared to $8,231,000 for last fiscal year’s first nine months.

During the 2026 fiscal year third quarter and first nine months, the Company did not report any special items. During the 2025 fiscal year third quarter, the Company did not report any special items but during the 2025 fiscal year first nine months the Company recorded $1,098,000 of pre-tax charges related to storm damage to the Company’s facilities in Newton, Kansas.

Park reported basic and diluted earnings per share of $0.15 for the 2026 fiscal year third quarter compared to $0.08 for the 2025 fiscal year third quarter and $0.12 for the 2026 fiscal year second quarter. Basic and diluted earnings per share before special items were $0.15 for the 2026 fiscal year third quarter compared to $0.08 for the 2025 fiscal year third quarter and $0.12 for the 2026 fiscal year second quarter.

Park reported basic and diluted earnings per share of $0.37 for the 2026 fiscal year’s first nine months compared to $0.23 for the 2025 fiscal year’s first nine months. Basic and diluted earnings per share before special items were $0.37 for the 2026 fiscal year’s first nine months compared to $0.27 for the 2025 fiscal year’s first nine months.

The Company will conduct a conference call to discuss its financial results at 5:00 p.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13757846.

For those unable to listen to the call live, a conference call replay will be available from approximately 8:00 p.m. EST today through 11:59 p.m. EST on Tuesday, January 20, 2026. The conference call replay will be available at https://edge.media-server.com/mmc/p/tt72ics7 and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13757846.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's website at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include a special item, a charge related to storm damage. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (Aeroadhere®) and lightning strike protection materials (Electroglide®). Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s website at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended

	November 30, 2025	December 1, 2024	August 31, 2025	November 30, 2025	December 1, 2024
Sales	$17,333	$14,408	$16,381	$49,114	$45,087

Net Earnings before Special Items[1]	$2,950	$1,577	$2,404	$7,434	$5,450
Special Item, Net of Tax:
Storm Damage Charge	-	-	-	-	(1,098)
Income Tax Effect on Pretax Special Items	-	-	-	-	284
Net Earnings	$2,950	$1,577	$2,404	$7,434	$4,636

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.15	$0.08	$0.12	$0.37	$0.27
Special Item:
Storm Damage Charge	-	-	-	-	(0.05)
Income Tax Effect on Pretax Special Items	-	-	-	-	0.01
Basic Earnings per Share	$0.15	$0.08	$0.12	$0.37	$0.23

Diluted Earnings before Special Items[1]	$0.15	$0.08	$0.12	$0.37	$0.27
Special Item:
Storm Damage Charge	-	-	-	-	(0.05)
Income Tax Effect on Pretax Special Items	-	-	-	-	0.01
Diluted Earnings per Share	$0.15	$0.08	$0.12	$0.37	$0.23

Weighted Average Shares Outstanding:
Basic	19,911	19,982	19,875	19,902	20,150
Diluted	20,095	20,077	19,986	20,016	20,246

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Condensed comparative balance sheets (in thousands):

	November 30, 2025	March 2, 2025
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$63,558	$68,834
Accounts Receivable, Net	12,143	12,903
Inventories	7,636	7,213
Prepaid Expenses and Other Current Assets	1,287	1,344
Total Current Assets	84,624	90,294

Fixed Assets, Net	21,764	21,650
Operating Right-of-use Assets	269	308
Other Assets	11,442	9,856
Total Assets	$118,099	$122,108

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$3,259	$2,513
Accrued Liabilities	1,347	1,318
Operating Lease Liability	43	40
Income Taxes Payable	694	5,390
Total Current Liabilities	5,343	9,261

Long-term Operating Lease Liability	285	318
Deferred Income Taxes	5,802	5,304
Other Liabilities	77	71
Total Liabilities	11,507	14,954

Shareholders’ Equity	106,592	107,154

Total Liabilities and Shareholders’ Equity	$118,099	$122,108

Additional information
Equity per Share	$5.35	$5.36

Condensed comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended

	November 30, 2025	December 1, 2024	August 31, 2025	November 30, 2025	December 1, 2024

Net Sales	$17,333	$14,408	$16,381	$49,114	$45,087

Cost of Sales	11,430	10,580	11,265	33,377	32,403

Gross Profit	5,903	3,828	5,116	15,737	12,684
% of net sales	34.1%	26.6%	31.2%	32.0%	28.1%

Selling, General & Administrative Expenses	2,259	1,982	2,271	6,829	6,139
% of net sales	13.0%	13.8%	13.9%	13.9%	13.6%

Earnings from Operations	3,644	1,846	2,845	8,908	6,545

Storm Damage Charge	-	-	-	-	(1,098)
Interest and Other Income:	343	290	390	1,088	874

Earnings from Operations before Income Taxes	3,987	2,136	3,235	9,996	6,321

Income Tax Provision	1,037	559	831	2,562	1,685
Net Earnings	$2,950	$1,577	$2,404	$7,434	$4,636
% of net sales	17.0%	10.9%	14.7%	15.1%	10.3%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended

	November 30, 2025	December 1, 2024	August 31, 2025	November 30, 2025	December 1, 2024
GAAP Net Earnings	$2,950	$1,577	$2,404	$7,434	$4,636
Adjustments:
Income Tax Provision	1,037	559	831	2,562	1,685
Interest and Other Income	(343)	(290)	(390)	(1,088)	(874)
Depreciation	477	464	455	1,388	1,391
Stock Option Expense	105	105	101	294	295
Special Item:
Storm Damage Charge	-	-	-	-	1,098
Adjusted EBITDA	$4,226	$2,415	$3,401	$10,590	$8,231